As filed with the Securities and Exchange Commission on September 30, 2008

Registration No. 333 –

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KB Financial Group Inc.

(Exact name of Registrant as specified in its charter)

Republic of Korea	6029	Not Applicable
(Jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9-1, 2-ga, Namdaemoon-ro, Jung-gu

Seoul, Korea 100-703

822-2073-2840

(Address of Registrant’s principal executive offices)

Kookmin Bank, New York Branch

565 Fifth Avenue, 24th Floor

New York, New York 10017

212-697-6100

(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Yong G. Lee, Esq.

Cleary Gottlieb Steen & Hamilton LLP

38th Floor, Bank of China Tower

One Garden Road, Central

Hong Kong S.A.R.

People’s Republic of China

852-2532-3707

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 filed by KB Financial Group Inc., a corporation organized under the laws of the Republic of Korea (the “Registrant”), relates to the Registration Statement on Form F-4 of Kookmin Bank (Registration No. 333-151207) (the “Registration Statement”) and is being filed by the Registrant in order to adopt the Registration Statement as its own for all purposes under the Securities Act of 1933 (the “Securities Act”). The Registration Statement, which was declared effective on July 22, 2008, was filed by Kookmin Bank on behalf of the Registrant to register the offering of the Registrant’s common stock to Kookmin Bank’s stockholders under the Securities Act in connection with a meeting of such stockholders held on August 25, 2008 to approve a “comprehensive stock transfer” under Article 360-15 of the Korean Commercial Code (the “Stock Transfer”). In the Stock Transfer, which was effected as of September 29, 2008, holders of Kookmin Bank common stock transferred all of their shares to the Registrant, which was established simultaneously with such transfer, and in return received shares of the Registrant’s common stock. The Stock Transfer was effected to establish the Registrant as the financial holding company of Kookmin Bank.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seoul, Republic of Korea, on September 30, 2008.

KB FINANCIAL GROUP INC.

By:	/S/ YOUNG KEY HWANG
Name:	Young Key Hwang
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 30, 2008.

Name	Title
/s/ YOUNG KEY HWANG	Chairman and
Young Key Hwang	Chief Executive Officer

/s/ CHUNG WON KANG	Vice Chairman and
Chung Won Kang	Executive Director

/s/ JUNG HOE KIM	Chief Operating Officer and
Jung Hoe Kim	Executive Director

/s/ KAP SHIN	Chief Financial and
Kap Shin	Accounting Officer

/s/ KEE YOUNG CHUNG	Non-executive Director
Kee Young Chung

/s/ DAM CHO	Non-executive Director
Dam Cho

/s/ SUK SIG LIM	Non-executive Director
Suk Sig Lim

/s/ BO KYUNG BYUN	Non-executive Director
Bo Kyung Byun

/s/ SANG MOON HAHM	Non-executive Director
Sang Moon Hahm

/s/ HAN KIM	Non-executive Director
Han Kim

/s/ CHEE JOONG KIM	Non-executive Director
Chee Joong Kim

/s/ CHAN SOO KANG	Non-executive Director
Chan Soo Kang

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF KB FINANCIAL GROUP INC.

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly registered representative in the United States of KB Financial Group Inc., has signed this Registration Statement or amendment thereto in the City of New York, State of New York, on September 30, 2008.

By:	/s/ SANG WON LEE
Name:	Sang Won Lee
Title:	General Manager Kookmin Bank, New York Branch